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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" included in the Pre-Effective Amendment No. 2 to Post—Effective Amendment No. 12 to the Registration Statement (Form S-11 No. 333-140887) and the related Supplement No. 7 dated February 7, 2011 to the Prospectus dated April 29, 2010 of Behringer Harvard Opportunity REIT II, Inc. for the registration of 50,000,000 shares of its common stock and to the incorporation by reference of our report dated December 21, 2010, with respect to the financial statements of Waipouli Holdings, LLC included in its Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 5, 2011.

/S/ ERNST & YOUNG LLP

Nashville, Tennessee
February 7, 2011

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS